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                                 Exhibit 11a

                      CAPITAL INVESTMENT OF HAWAII, INC.
                               AND SUBSIDIARIES

           Computation of Weighted Average Number of Common Shares

                        Five years ended July 31, 1995

                                                                   1995                     1994                     1993
                                                            --------------------     --------------------     --------------------
Weighted number of of common shares outstanding:
  Common shares oustanding at beginning of the period                  1,723,765                1,723,765               1,723,765
    Less common shares in treasury at beginning of the
      period                                                            (691,082)                (691,082)               (691,082)
                                                                       ---------                ---------               ---------
                                                                       1,032,683                1,032,683               1,032,683
                                                                       ---------                ---------               ---------
  August                 1.0000                                 --            --         --            --         --           --
  September               .9167                                 --            --         --            --         --           --
  October                 .8333                                 --            --         --            --         --           --
  November                .7500                                 --            --         --            --         --           --
  December                .6667                                 --            --         --            --         --           --
  January                 .5833                                 --            --         --            --         --           --
  February                .5000                                 --            --         --            --         --           --
  March                   .4167                                 --            --         --            --         --           --
  April                   .3333                                 --            --         --            --         --           --
  May                     .2500                                 --            --         --            --         --           --
  June                    .1667                                 --            --         --            --         --           --
  July                    .0833                                 --            --         --            --         --           --
                                                            ------     ---------     ------     ---------     ------     --------
                                                                --            --         --            --         --           --
                                                            ======     ---------     ======     ---------     ======     --------
Weighted average shares outstanding during the period                  1,032,683                1,032,683                1,032,683
                                                                       =========                =========                =========

                                                                   1992                     1991
                                                            --------------------     --------------------
Weighted number of of common shares outstanding:
  Common shares oustanding at beginning of the period                  1,723,765                1,723,765
    Less common shares in treasury at beginning of the
      period                                                            (691,082)                (679,318)
                                                                       ---------                ---------
                                                                       1,032,683                1,044,447
                                                                       ---------                ---------
  August                 1.0000                                 --            --         --            --
  September               .9167                                 --            --         --            --
  October                 .8333                                 --            --         --            --
  November                .7500                                 --            --     11,764         8,823
  December                .6667                                 --            --         --            --
  January                 .5833                                 --            --         --            --
  February                .5000                                 --            --         --            --
  March                   .4167                                 --            --         --            --
  April                   .3333                                 --            --         --            --
  May                     .2500                                 --            --         --            --
  June                    .1667                                 --            --         --            --
  July                    .0833                                 --            --         --            --
                                                            ------     ---------     ------     ---------
                                                                --            --         --            --
                                                            ======     ---------     ======     ---------
Weighted average shares outstanding during the period                  1,032,683                1,035,624
                                                                       =========                =========




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